SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2004

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events

     On May 6, 2004, NRG Energy, Inc. (“NRG”) announced that it has reached an agreement to sell its 100 percent interest in an 837 megawatt generating plant in Batesville, Mississippi to Complete Energy Partners, LLC. A copy of the press release announcing this sale is included as an exhibit to this Form 8-K and is hereby incorporated by reference.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits

99.1	Press Release dated May 6, 2004

     This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, the successful consummation of the sale, which is dependent in part on the meeting of certain closing conditions and the timing of the closing, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the possibility that all closing conditions are not met or take longer than anticipated to be met.

     NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be read in conjunction with the risks and uncertainties that may affect NRG’s future results contained in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By	/s/ Timothy J. O’Brien Timothy J. O’Brien Vice President, Secretary and General Counsel

Dated: May 7, 2004

Exhibit Index

Exhibit
Number	Document
99.1	Press Release dated May 6, 2004